Exhibit 10.47

PROMISSORY NOTE

$1,943,359.00	December 1, 2006

FOR VALUE RECEIVED, KINGSDELL, L.P., a Delaware corporation (hereinafter referred to as “Maker”), promises to pay to the order of CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company, having a mailing address of c/o Behringer Harvard Opportunity OP I LP, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (the “Payee”) (the legal holder from time to time of this Note, including Payee as the initial holder, hereinafter referred to as “Holder”), the principal sum of One Million Nine Hundred Forty-Three Thousand Three Hundred Fifty-Nine and No/100 Dollars ($1,943,359.00), or so much thereof as may be advanced to or for the benefit of Maker by Holder (hereinafter referred to as “Principal Indebtedness”) pursuant to the Lease Agreement (as hereinafter defined), together with interest thereon at the rate set forth in Section 2 hereof, and in accordance with the provisions hereinafter set forth.  Capitalized terms used but not defined herein shall have the meaning set forth in the Lease Agreement (as defined in Section 3 hereof).

1.                                       Term of Payment.

(a)                                  The loan represented by this Note shall have a term (the “Term”) commencing on the date hereof, and ending on the date that is the earlier of (i) December 31, 2016 and (ii) the date of the termination or expiration of the Lease Agreement (the “Maturity Date”).  On the Maturity Date, Maker shall pay to Holder the entire Principal Indebtedness then remaining unpaid, together with accrued and unpaid interest thereon at the Interest Rate and any other charges due under this Note, subject, however, to Acceleration of Maturity (as hereinafter defined).

(b)                                 Maker shall pay interest on the aggregate outstanding Principal Indebtedness annually in arrears on December 31, 2006 and on December 31 of each succeeding calendar year month thereafter, and on the Maturity Date.

(c)                                  Maker may prepay all or any part of the Principal Indebtedness at any time prior to the Maturity Date.

2.                                       Interest Rate.  During the Term, the aggregate outstanding Principal Indebtedness shall bear interest from the date hereof until paid at the rate of five percent (5%) per annum (the “Interest Rate”).  All payments of interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

3.                                       Lease Agreement.  This Note is executed by Maker pursuant to the terms of that certain Lease Agreement between Maker and Payee dated as of December 1, 2006 (the “Lease Agreement”) covering property located in St. Louis, Missouri as more fully described in the Lease Agreement.

4.                                       Location and Medium of Payments.  The sums payable under this Note shall be paid to Holder at its principal address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Maker in writing, in legal tender of the United States of America.

5.                                       Acceleration of Maturity.  If any payment of any installment of interest, late charges, or any other sum due under this Note, including repayment of the entire Principal Indebtedness on or before the Maturity Date, is not received by Holder on the date on which such payment is due and payable, and Maker thereafter fails to make such payment to Holder within five (5) days following the effective date of notice given by Holder to Maker that such payment is past due (an “Event of Default”), at the option of Holder, which may be exercised at any time following the occurrence of an Event of Default, the whole of the Principal Indebtedness, together with all interest and other charges due hereunder, shall immediately become due and payable (“Acceleration of Maturity”).

6.                                       Late Charges; Interest Following Event of Default.  Maker acknowledges and agrees that it is impractical and extremely difficult to fix in advance the actual damages incurred by the Holder if any payment due under this Note is not paid when due; that this impracticability or extreme difficulty is caused by the fact that interest rates and administrative costs fluctuate, by the fact that it is impossible to know in advance how long a default will continue, and that the economic costs in attempting to ascertain the actual damages in each instance of such default would be excessive in relation to the actual damages sustained.  Therefore, Maker agrees to pay to the Holder a late charge for each delinquent installment of interest or other amounts due hereunder equal to the lesser of four (4%) percent of the delinquent amount for each scheduled payment of interest and other payments required under this Note (but not the principal payment due on the Maturity Date or any acceleration thereof) not received by the Holder within five (5) business days following the day when the same is due, or the maximum amount which shall be permitted by applicable state law, said sum being intended as liquidated damages in lieu of actual damages and not as a penalty.  Maker agrees that said sum represents a fair and reasonable estimate of the average compensation for Holder’s actual economic loss sustained because of a default in payment.  While any late charges remain unpaid, all payments made hereunder shall be applied in the following order: (a) late charges, (b) default interest, (c) interest at the Interest Rate, and then (d) principal.  The foregoing shall not be construed as obligating Holder to accept any payment after the date when due nor shall acceptance of such late charge prejudice the right of Holder to collect any other amounts required to be paid pursuant to this Note or to declare a default hereunder or to exercise any other rights or remedies provided herein or by law.

7.                                       In addition to any late payment charge which may be due under this Note, Maker shall pay interest on all sums due hereunder at a rate (the “Default Rate”) equal to the lesser of the Interest Rate plus four (4) percentage points per annum, or the maximum amount permitted by applicable law, from and after the first to occur of the following events: if Holder elects to cause the Acceleration of Maturity; if a petition under Title 11, United States Code, shall be filed by or against Maker or if Maker shall seek or consent to the appointment of a receiver or trustee for itself, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, make a general assignment for the benefit of creditors, or be unable to pay its debts as they become due; if a court shall enter an order, judgment or decree appointing, with or without the consent of Maker, a receiver or trustee for it or approving a petition filed against Maker which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; or if all sums due hereunder are not paid on the Maturity Date, until the date the outstanding Principal Indebtedness, together with all accrued interest and other amounts payable hereunder are paid in full.

8.                                       Collection and Enforcement Costs.  Maker, upon demand, shall pay Holder for all costs and expenses, including, without limitation, reasonable attorneys’ fees, paid or incurred by Holder in connection with the collection of any sum due hereunder, or in connection with enforcement of any of Holder’s rights or Maker’s obligations under this Note.

9.                                       Continuing Liability.  The obligation of Maker to pay the Principal Indebtedness, interest and all other sums due hereunder shall continue in full force and effect and in no way be impaired, until the actual payment thereof to Holder, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Maker shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

10.                                 No Oral Changes; Waivers.  This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought.  The provisions of this Note shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the Lease Agreement, and any and all references herein to the Lease Agreement shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

Maker and any future endorsers, sureties, and guarantors hereof, jointly and severally and solidarily, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default required hereby, if any), or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Holder; and Maker and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.  The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not, without the express written consent of Holder:  (i) constitute a waiver of the right to exercise any of Holder’s remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

No failure to cause an Acceleration of Maturity hereof by reason of an Event of Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Missouri; and, to the maximum extent permitted by law, Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

11.                                 Bind and Inure.  This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

12.                                 Applicable Law.  The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Missouri.

13.                                 Invalidity.  If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

14.                                 Usury.  All fees, charges, goods, things in action or any other sums or things of value including any contractual obligations, other than interest resulting from the Interest Rate or the Default Rate (collectively, the “Additional Sums”) paid or payable by Maker to Holder, whether pursuant to this Note or otherwise with respect to the loan or indebtedness evidenced hereby, which, under the laws of the State of Missouri may be deemed to be interest with respect to such loan or indebtedness, shall, for the purpose of any laws of the State of Missouri which may limit the maximum rate of interest to be charged with respect to such loan or indebtedness, be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted rate of interest” described above shall be deemed to be increased to the rate of interest resulting from the Additional Sums.  If any interest or other charges are ever deemed to exceed the maximum amount permitted by law, then: (a) the amount of interest or charges payable hereunder by Maker shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Maker which exceeded the maximum amount permitted by law will be credited against the outstanding Principal Indebtedness.  If the Principal Indebtedness has already been paid, the excess amount paid will be refunded to Maker.

15.                                 Notice.  Any notice, request, demand, statement or consent made hereunder shall be in writing signed by the party giving such notice, request, demand, statement or consent, and shall be deemed to have been properly given when either delivered personally, delivered to a reputable overnight delivery service providing a receipt or deposited in the United States Mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing.  The effective date of any notice given as aforesaid shall be, and notice shall be deemed to have been properly given and received, on the date of personal service, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States Mail, whichever is applicable.  For purposes hereof, the addresses are as follows:

If to Holder:	Chase Park Plaza Hotel, LLC
c/o Behringer Harvard Opportunity OP I LP
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attn: Joe Jernigan

with a copy to:	Powell Coleman, LLP
8080 North Central Expressway, Suite 1380
Dallas, Texas 75206
Attn: Patrick M. Arnold

If to Maker:	Kingsdell L.P.
212 N. Kingshighway, Suite 1023
St. Louis, Missouri 63108
Attn: James L. Smith

with a copy to:	Sonnenschein Nath & Rosenthal LLP
One Metropolitan Square, Suite 3000
St. Louis, Missouri 63102
Attn: Jennifer A. Marler, Esq.

16.                                 Time of the Essence.  Time is of the essence in this Note.

17.                                 Attorney Fees.  Any reference to “attorneys fees” in this document includes, but is not limited to, both the reasonable fees, charges and costs incurred by Holder through its retention of outside legal counsel.  Any reference to “attorney fees” shall also include, but not be limited to, those reasonable attorneys or legal fees, costs and charges incurred by Holder in the collection of any indebtedness secured hereby, the enforcement of any obligations hereunder, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Holder may have in a proceeding under Title 11, United States Code.  Attorneys fees provided for hereunder shall accrue whether or not Holder has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

MAKER:

KINGSDELL L.P., a Delaware limited partnership

By:	IFC, Inc., a Missouri corporation,
General Partner

	By:	/s/ James L. Smith
James L. Smith, President